UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2020

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement.

On November 10, 2020, a definitive asset purchase agreement (“Agreement”) was entered into by and among Myers Industries Indiana LLC, an Indiana limited liability company (“Buyer”) and a wholly-owned subsidiary of Myers Industries, Inc. (the “Company”), Elkhart Plastics, Inc., an Indiana corporation, Elkhart Plastics International, Ltd., an Indiana corporation, Elkhart Plastics of Iowa, Inc., an Indiana corporation, Elkhart Plastics of Michigan, Inc., an Indiana corporation (collectively, “Seller”). Pursuant to the Agreement, Buyer acquired the rotational molding business of Seller (“Business”) by acquiring all of Seller’s right, title and interest in and to substantially all of Seller’s assets, properties, rights, contracts and claims other than certain excluded assets, for a purchase price of USD $62.5 million payable in cash, subject to customary working capital adjustments and assumption of certain liabilities of Seller. The Agreement contains certain customary representations, warranties, covenants and agreements.

Item 7.01   Regulation FD Disclosure.

On November 10, 2020, the Company issued a press release announcing the execution and closing of the Agreement and acquisition of the Business of Seller. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Andrean R. Horton
Andrean R. Horton
Chief Legal Officer and Secretary

Date: November 10, 2020